UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLD KIST HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1163666
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia

Telephone: (770) 393-5000

Facsimile: (770) 393-5328

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-116067

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	Nasdaq National Market

Series A Junior Participating Preferred Stock Purchase Rights	Nasdaq National Market

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Information with respect to the Common Stock, par value $0.01 per share, of Gold Kist Holdings Inc. (the “Company”) is incorporated herein by reference to the sections captioned “Description of Capital Stock” and “Dividend Policy” in the registrant’s prospectus included in the Registration Statement on Form S-1 (Registration No. 333-116067), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”). The Company also filed a Registration Statement on Form S-4 (Registration No. 333-116066) under the 1933 Act relating to the issuance of additional shares of common stock.

Information with respect to the Series A Junior Participating Preferred Stock Purchase Rights, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registration Statement filed under the 1933 Act with the Commission.

The Registration Statement was originally filed with the Commission on June 1, 2004 and amended on July 14, 2004 and September 3, 2004, and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

ITEM 2.	EXHIBITS.

1.	Amended and Restated Agreement and Plan of Conversion, dated as of July 23, 2004, between Gold Kist Holdings Inc. and Gold Kist Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

2.	Certificate of Incorporation of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

3.	By-Laws of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

4.	Form of Common Stock Certificate of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

5.	Stockholder Protection Rights Agreement, dated July 9, 2004, between Gold Kist Holdings Inc. and SunTrust Bank, as rights agent (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLD KIST HOLDINGS INC.
Dated: September 8, 2004

	By:	/s/ J. David Dyson
	Name:	J. David Dyson
	Title:	General Counsel, Vice President and Secretary